As filed with the Securities and Exchange Commission on May 24, 2017

Registration No. 333-209873

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARGA RESOURCES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3701075
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(Address of Principal Executive Offices, Including Zip Code)

AMENDED AND RESTATED TARGA RESOURCES CORP. 2010 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Joe Bob Perkins

Targa Resources Corp.

1000 Louisiana

Suite 4300

Houston, Texas 77002

(713) 584-1000

(Name, Address and Telephone Number of Agent for Service)

copy to:

Christopher S. Collins

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-4788

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	10,200,000 shares	$50.75 (2)	$517,650,000 (2)	$59,996

(1)	Pursuant to Rule 416(a) under the of Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such additional shares of the common stock, par value $0.001 per share (“Common Stock”), of Targa Resources Corp. (the “Company” or the “Registrant”) as may become issuable pursuant to adjustment provisions of the Amended and Restated Targa Resources 2010 Stock Incentive Plan (the “Plan”).
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The price for 10,200,000 shares of Common Stock being registered hereby is based on a price of $50.75, the average of the high and low trading prices per share of the Common Stock as reported by the New York Stock Exchange on May 23, 2017.

EXPLANATORY NOTE

On December 9, 2010, the Registrant filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 5,000,000 shares of Common Stock for issuance pursuant to the Plan. On March 5, 2015, the Registrant filed a Registration Statement on Form S-8 with the Commission to register 81,740 shares of Common Stock for issuance pursuant to the Plan. This Registration Statement registers 10,200,000 additional shares of Common Stock for issuance pursuant to the Plan. Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed on December 9, 2010 (File No. 333-171082) and on March 5, 2015 (File No. 333-202503) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit List of this Registration Statement (unless otherwise indicated therein as being incorporated by reference to another filing of the Registrant).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2017.

TARGA RESOURCES CORP.

By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joe Bob Perkins and Matthew J. Meloy, and each of them, any one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities and on this 24th day of May, 2017.

Signature	Capacity

/s/ Joe Bob Perkins	Director and Chief Executive Officer
Joe Bob Perkins	(Principal Executive Officer)

/s/ Matthew J. Meloy	Executive Vice President and Chief Financial Officer
Matthew J. Meloy	(Principal Financial Officer)

/s/ John R. Klein	Senior Vice President and Chief Accounting Officer
John R. Klein	(Principal Accounting Officer)

Signature	Capacity

/s/ James W. Whalen
James W. Whalen	Director and Executive Chairman

/s/ Michael A. Heim
Michael A. Heim	Director and Vice Chairman

/s/ Rene R. Joyce
Rene R. Joyce	Director

/s/ Charles R. Crisp
Charles R. Crisp	Director

/s/ Chris Tong
Chris Tong	Director

/s/ Ershel C. Redd, Jr.
Ershel C. Redd, Jr.	Director

/s/ Laura C. Fulton
Laura C. Fulton	Director

/s/ Waters S. Davis, IV
Waters S. Davis, IV	Director

/s/ Robert B. Evans
Robert B. Evans	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Targa Resources Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 16, 2010 (File No. 001-34991)).

4.2	Amended and Restated Bylaws of Targa Resources Corp. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed December 16, 2010 (File No. 001-34991)).

4.3	First Amendment to the Amended and Restated Bylaws of Targa Resources Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 15, 2016 (File No. 001-34991)).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed November 12, 2010 (File No. 333-169277)).

4.6	Registration Rights Agreement, dated March 16, 2016, by and among the Company and the purchasers named on Schedule A thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

4.7	Amendment No. 1 to the Registration Rights Agreement dated March 16, 2016, dated September 13, 2016, among the Company and Stonepeak Target Holdings, LP and Stonepeak Target Upper Holdings LLC (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed November 4, 2016 (File No. 001-34991)).

4.8	Registration Rights Agreement, dated March 16, 2016, by and among the Company and the purchasers named on Schedule A thereto (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

4.9	Amendment No. 1 to the Registration Rights Agreement dated March 16, 2016, dated September 13, 2016, among the Company and Stonepeak Target Holdings, LP and Stonepeak Target Upper Holdings LLC (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed November 4, 2016 (File No. 001-34991)).

4.10	Board Representation and Observation Rights Agreement, dated as of March 16, 2016, by and between the Company and Stonepeak Target Holdings LP (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

4.11	Warrant Agreement, dated as of March 16, 2016, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers L.L.P.

23.2*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.